Execution Version

Exhibit 10.4

GUARANTY
This GUARANTY, dated as of October 1, 2015 (this “Guaranty”), is made by COMPUTER SCIENCES GOVERNMENT SERVICES INC., a Nevada corporation (“Guarantor”), in favor of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as Administrative Agent (as defined below) (the “Guaranteed Party”) for the benefit of the Purchasers (as defined below).
WITNESSETH
WHEREAS, Computer Sciences Corporation, a Nevada corporation (“CSC”), CSC Government Solutions LLC, a Nevada limited liability company (“CSCGS”), BTMU, as administrative agent (the “Administrative Agent”) and certain purchasers identified therein (the “Purchasers”) entered into that certain Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of August 20, 2015 (as heretofore amended, supplemented or otherwise modified, the “Original Agreement”), pursuant to which the Administrative Agent (on behalf of the Purchasers) has purchased Receivables and Related Assets from CSC and CSCGS;
WHEREAS, CSC, CSCGS, the Administrative Agent and the Purchasers entered into a Second Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings given to them therein), which amends and restates the Original Agreement in its entirety pursuant to which the Guaranteed Party (on behalf of the Purchasers) will continue to purchase Receivables and Related Assets from CSC, CSCGS and any Additional Seller that becomes a party thereto (each, a “Seller” and collectively, the “Sellers”); and
WHEREAS, it is a condition precedent for the parties to enter into the Agreement that Guarantor execute and deliver this Guaranty.
NOW THEREFORE, in consideration of the foregoing and in order to induce the Guaranteed Party to continue to purchase Receivables and Related Assets from the Sellers, Guarantor agrees as follows:
1.Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Guaranteed Party the prompt payment when due, in full of any and all indebtedness and other monetary obligations owing by the Sellers to the Guaranteed Party under or pursuant to the Purchase Documents, upon the Guaranteed Party’s first written demand of Guarantor that any Seller failed to pay any amount due under or in connection with the Purchase Documents, irrespective of any objection by such Seller, and the performance and discharge by the Sellers of any other performance obligations of the Sellers under the Purchase Documents (collectively, the “Guaranteed Obligations”).
2.    Guarantor absolutely, unconditionally and irrevocably agrees to pay promptly on demand all costs and expenses of the Guaranteed Party, if any (including, without limitation, reasonable counsel fees and out of pocket expenses) in connection with enforcement (whether through negotiation, legal proceedings or otherwise) of its rights under this Guaranty or any other Purchase Document (the “Expense Obligations”).
3.    Guarantor agrees to pay the Guaranteed Obligations and Expense Obligations, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any terms of any Purchase Document or the rights of the Guaranteed Party with respect thereto, and notwithstanding a discharge in bankruptcy of all or any part of any Seller’s obligations under the Purchase Documents. The liability of Guarantor hereunder shall be an absolute and primary obligation of payment and the Guaranteed Party shall not be required to first (i) proceed against the Sellers; (ii) proceed against or exhaust any security held from the Sellers; or (iii) pursue any other remedies it may have, including remedies against other guarantors.
4.    Guarantor unconditionally and irrevocably waives promptness, diligence, notice of acceptance hereof, and all other notices and demands of any kind to which Guarantor may be entitled as a guarantor, including, without limitation, demands of payment and notices of nonpayment, default, protest and dishonor to any Seller. Guarantor further hereby waives notice of, consents to, and irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the following: (a) any agreement or arrangement for payment, extension or subordination, of the whole or any part of any Seller’s obligations under the Purchase Documents, (b) the modification, amendment, waiver or consent to departure of any of the terms of the Purchase Documents, including, without limitation, in the time, place or manner of payment or any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Seller or otherwise, (c) the forbearance by the Guaranteed Party in the exercise of any rights against any Seller, (d) the change in location or release of any collateral of any Seller (if any) or the taking of a security interest in any additional or substituted collateral of any Seller (if any), (e) any lack of validity or enforceability of any Purchase Document or any agreement or instrument relating thereto (including, for the avoidance of doubt, as against any Seller), (f) any defense arising by reason of any claim or defense based upon an election of remedies by the Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Guarantor or other rights of Guarantor to proceed against any Seller, (g) any defense based on the right of set-off or counterclaim against or in respect of the obligations owed by any Seller under the Purchase Documents, or (h) any other circumstance (including, without limitation, (i) any statute of limitations, (ii) any law governing usury or insolvency and (iii) any other law providing the

Seller with a defense from non-payment) or any existence of or reliance on any representation by the Guaranteed Party that might otherwise constitute a defense available to, or a discharge of any Seller or any other guarantor or surety. The only defense Guarantor shall have under this Guaranty is the payment in full of the Guaranteed Obligations and Expense Obligations.
5.    This Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any payment made to the Guaranteed Party is rescinded or must be returned upon the occurrence of any bankruptcy proceeding of any Seller as if such payment had not been made.
6.    This Guaranty is a continuing guaranty and shall continue in full force and effect until terminated pursuant to this Section 6. This Guaranty shall automatically terminate upon the payment and performance in full of the Guaranteed Obligations and Expense Obligations (whether by any Seller or otherwise), other than contingent indemnification obligations with respect to which no claim has been made; provided, that any such termination shall be subject to the reinstatement provisions set forth in Section 5 of this Guaranty.
7.    Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Seller that arise from the existence, payment, performance or enforcement of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against any Seller whether or not such claim, remedy or right arises in equity or under contract, statute or common law, unless and until all of the Guaranteed Obligations and Expense Obligations shall have been paid in full in cash. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and Expense Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and Expense Obligations, as applicable, and all other amounts payable under this Guaranty.
8.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND THE GUARANTEED PARTY HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. Any assignee of the Guaranteed Party permitted by the Agreement and all subsequent assignees permitted by the Agreement shall have all of the rights of the Guaranteed Party hereunder and may enforce this Guaranty with the same force and effect as if such Guaranty were given to such assignee in the first instance. The invalidity, illegality or unenforceability of any provision of this Guaranty shall not affect the validity, legality or enforceability of any of its other provisions. LEGAL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Guaranty shall be binding on Guarantor and its successors and assigns.
9.    GUARANTOR AND THE GUARANTEED PARTY HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR AND THE GUARANTEED PARTY WAIVE ANY OBJECTIONS BASED UPON VENUE OR “FORUM NON CONVENIENS” IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. GUARANTOR CONSENTS THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL DIRECTED TO UNDERSIGNED AT ITS ADDRESS SET FORTH BELOW.
10.    Guarantor acknowledges the accuracy of the facts set forth in the recitals hereto and further acknowledges that it has, or will, receive substantial benefit and good and adequate consideration from the accommodations granted to the Sellers by the Guaranteed Party pursuant to the Agreement. Guarantor warrants and represents that:
(a)    it is duly organized, validly existing and in good standing in its jurisdiction of incorporation;
(b)    it has the authority to carry on its business as presently conducted;
(c)    this Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) concepts of reasonableness and (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d)    it has full power and authority to execute, deliver and perform its obligations under this Guaranty; and
(e)    the execution and delivery of this Guaranty (i) has been authorized by all requisite corporate action, (ii) does not and will not violate (1) the Guarantor’s articles of incorporation or bylaws, or (2) any applicable law or material contractual restriction binding on or affecting the Guarantor, or (iii) does not and will not result in the creation or imposition of any lien on any asset of the Guarantor.

11.    Guarantor covenants and agrees that it will, unless this Guaranty shall have terminated in accordance with the last sentence of Section 6 hereof:
(a)    Comply, and cause CSCGS to comply, with all applicable laws, rules, regulations and orders, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)    Following the Spin-Off, implement and maintain in effect policies and procedures designed to promote and achieve compliance by the Guarantor, its Subsidiaries and their respective directors, officers, employees and agents acting or benefiting in any capacity in connection with the transactions contemplated by the Purchase Documents with Anti-Corruption Laws and applicable Sanctions, and the Guarantor, its Subsidiaries acting or benefiting in any capacity in connection with the transactions contemplated by the Purchase Documents and to the knowledge of the Guarantor, its directors, officers, employees and agents will be in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Following the Spin-Off, none of the Guarantor, any of its Subsidiaries acting or benefiting in any capacity in connection with the transactions contemplated by the Purchase Documents or to the knowledge of the Guarantor, any of its directors, officers or employees will be a Sanctioned Person.
(c)    Following the Spin-Off, furnish to Guaranteed Party:
(i)    as soon as available and in any event within sixty (60) days of the end of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, a copy of the quarterly report (x) for such quarter for Guarantor, containing a consolidated balance sheet and consolidated statements of income and (y) for the period consisting of the fiscal year then elapsed, for Guarantor, containing consolidated statements of stockholders’ equity and cash flows; and
(ii)    as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a copy of the consolidated annual audit report for such year for Guarantor, containing financial statements (including a consolidated balance sheet, consolidated statements of income, retained earnings and cash flows of Guarantor) for such year, accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly the consolidated financial position of Guarantor as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
In lieu of furnishing to the Guaranteed Party paper copies of the documents required to be delivered pursuant to clauses (i) and (ii), to the extent such documents are filed with the Securities and Exchange Commission (or any successor agency) (the “SEC”), Guarantor shall notify Guaranteed Party when such documents are so filed and may make such documents available to the Guaranteed Party at its Internet website located at http://www.csc.com (or such other website address set forth in a written notice provided by the Guarantor to the Guaranteed Party) and through the SEC’s EDGAR system;
(d)    Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses. Notwithstanding the foregoing, Guarantor may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request, Guarantor will advise the Guaranteed Party concerning any such plan or plans for self-insurance;
(e)    At all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except a Permitted Transaction and except if, in the reasonable business judgment of Guarantor, it is in the business interest of Guarantor or any Seller not to preserve and maintain such rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect. As used herein, “Permitted Transaction” means, in the case of any consolidation or merger involving Guarantor, either (i) Guarantor is the surviving entity or (ii) the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of Guarantor hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Guaranteed Party and such surviving corporation shall have delivered, for the benefit of Guaranteed Party, such other documents as may reasonably be requested, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Guaranteed Party, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
(f)    Keep in all material respects, proper books of record and account in accordance with GAAP.

12.        (a)    All payments to be made by the Guarantor under this Guaranty shall be made free and clear of and without deduction for or on account of all Taxes, except to the extent required by applicable law.  All Taxes required to be deducted or withheld from any amounts paid or payable by the Guarantor under this Guaranty, if any, shall be paid by the Guarantor to the applicable Governmental Authority within the time allowed under the relevant law.  In addition, if any Taxes or amounts in respect of Taxes must be deducted from any amounts payable by the Guarantor under this Guaranty and such Tax is an Indemnified Tax, the Guarantor shall pay such additional amounts as may be necessary to ensure that the Guaranteed Party and the Purchasers receive a net amount equal to the full amount which the Guaranteed Party and the Purchasers would have received had payment not been made subject to deduction of Tax by the Guarantor.  Within 30 days of each payment to the relevant Governmental Authority by the Guarantor under this Section 12(a) of Tax or in respect of Taxes, the Guarantor shall deliver to the Guaranteed Party and the Purchasers if the same is available an original receipt, certified copy or other appropriate evidence issued by the Governmental Authority to whom the payment was made that the Tax has been duly remitted to the appropriate authority.  If the Guaranteed Party or any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been paid additional amounts pursuant to this Section 12(a), such Person shall pay to the Guarantor an amount equal to such refund (but only to the extent of additional amounts made under this Section 12(a) with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that nothing contained in this Guaranty shall interfere with the right of the Guaranteed Party and each Purchaser to arrange its Tax affairs in whatever manner it thinks fit and, in particular, none of the Guaranteed Party or any Purchaser shall be under any obligation to claim credit, relief, remission, repayment or other benefit from or against its corporate profits or similar Tax liability in respect of the amount of any deduction in priority to any other claims, reliefs, credits or deductions available to it, nor shall the Guarantor be entitled to make any enquiries of the Guaranteed Party or any Purchaser in relation to such Person’s Tax affairs.  The Guaranteed Party and each Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit in duplicate to the Guarantor prior to the date of the first payment by the Guarantor to the Guaranteed Party or such Purchaser, as applicable, duly completed and signed copies appropriate Internal Revenue Service forms claiming complete or partial exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by the Guaranteed Party or such Purchaser, as applicable, including fees, from the Guarantor pursuant to this Guaranty.  In addition and from time to time the Guaranteed Party and each Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit to the Guarantor such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) and any additional information as may be required under then current United States law, regulations or any income tax treaty to which the United States is a party to claim the inapplicability of, or exemption or partial exemption from, United States withholding (including backup withholding) taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by the Guaranteed Party or such Purchaser including fees, from the Guarantor pursuant to this Guaranty.  The Guaranteed Party and each Purchaser agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Guarantor in writing of its legal inability to do so.
(b)    All stamp, documentary, registration or other like duties or Taxes (excluding Excluded Taxes and any Taxes that are the subject of Section 12(a)), including Taxes and any penalties, additions, fines, surcharges or interest relating thereto, or any notarial fees which are imposed or chargeable on or in connection with this Guaranty or any other document executed pursuant hereto shall be paid by the Guarantor, it being understood and agreed that the Guaranteed Party and each Purchaser shall be entitled but not obligated to pay any such duties or Taxes (whether or not they are its primary responsibility), and the Guarantor shall on demand indemnify the Guaranteed Party or such Purchaser, as applicable, against those duties or Taxes and against any reasonable costs and expenses so incurred by it in discharging them.  Without prejudice to the survival of any other provision hereof, the terms of this Section 12(b) shall survive the termination of this Guaranty and payment of all other amounts payable hereunder.
13.    The Guaranteed Party hereby notifies the Guarantor that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009), as amended from time to time (the “PATRIOT Act”), it and each Purchaser is required to obtain, verify and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow it and such Purchaser to identify the Guarantor in accordance with the PATRIOT Act.
14.    Except as otherwise provided in this Guaranty (including, without limitation, in Section 4), Guarantor shall be under no greater obligation or greater liability under this Guaranty in relation to any Guaranteed Obligation than Guarantor would have been under any Purchase Document if Guarantor had been named as a Seller thereunder and any defenses available to a Seller in respect of its obligations under any Purchase Document or otherwise shall be available to Guarantor and Guaranteed Party may not recover under any Purchase Document, this Guaranty or otherwise for the same loss more than once.

[Signature pages follow.]

A copy of this Guaranty shall be effective as an original as provided in the Agreement.
Dated Effective as of October 1, 2015.
COMPUTER SCIENCES GOVERNMENT SERVICES INC., a Nevada corporation
By /s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Treasurer

By /s/ Lawrence B. Prior III
Name: Lawrence B. Prior III
Title: Chief Executive Officer and President

NOTICE ADDRESS:
COMPUTER SCIENCES GOVERNMENT SERVICES INC.
3170 Fairview Park Drive
Falls Church, VA 22042
USA
Attention: Chief Executive Officer and President

[Guaranty]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
By /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

NOTICE ADDRESS:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
1251 Avenue of the Americas
New York, New York 10020
Attention: R. Gregory Hurst
Email: rhurst@us.mufg.jp